UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	BATL	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry Into Material Definitive Agreement.

On April 30, 2020, Battalion Oil Corporation, a Delaware corporation (the “Company”) entered into the Second Amendment to the Senior Secured Revolving Credit Agreement & Limited Consent (the “Amendment”), by and among the Company, as borrower; Bank of Montreal, as “Administrative Agent”; and the other lenders signatory thereto (the “Lenders”). The Amendment further amends the Senior Secured Revolving Credit Agreement, dated as of October 8, 2019 (as amended, the “Credit Agreement”), to, among other things:

(i)	reduce the Company’s Borrowing Base (as defined in the Credit Agreement) to $200 million, effective April 30, 2020, which shall then be reduced by $5 million, each month for the period starting September 1, 2020 until November 1, 2020, at which time the borrowing base is scheduled to be $185 million, provided that the Borrowing Base Redetermination (as defined in the Credit Agreement) scheduled for November 1, 2020 shall still occur pursuant to the terms of the Credit Agreement;
(ii)	adjust the rates per annum set forth under the Applicable Margin (as defined in the Credit Agreement) to, with respect to any ABR Loan or Eurodollar Loan, increase such rates by 0.5%, and, with respect to the Commitment Fee Rate, set such rate at 0.5% regardless of Borrowing Base Utilization Percentage (as defined in the Credit Agreement);
(iii)	provide that, should the Company’s Consolidated Cash Balance (as defined in the Amendment) exceed $10 million, such amounts shall be used to prepay any borrowings under the Credit Agreement and thereafter, to the extent of any uncollateralized LC Exposure (as defined in the Credit Agreement), shall be cash collateralized in accordance with the Credit Agreement; and
(iv)	allow for a replacement benchmark rate to the London Interbank Offered Rate (which may include SOFR, Compounded SOFR or Term SOFR).

The Amendment also added provisions related to a loan (“PPP Loan”) incurred by the Company from the U.S. Small Business Administration, under the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). Under the terms of the CARES Act, PPP Loan recipients can apply for and be granted forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The Company intends to use, and the Amendment requires the Company to use, the PPP Loan proceeds for CARES Forgivable Uses (as defined in the Amendment) under the CARES Act.

Additionally, pursuant to the Amendment, the Administrative Agent and the Lenders waive any requirement of the Company, for the fiscal quarter ended June 30, 2020, to unwind certain swap agreements for which settlement payments exceed 100% of actual production.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 6, 2020, the Company issued a press release announcing, among other things, the Amendment. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 is being furnished hereby and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit 99.1 be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings. The filing of this Item 7.01 shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits that are furnished herewith:

Exhibit
Number	Description of Document

10.1	Second Amendment to the Senior Secured Revolving Credit Agreement and Limited Consent, dated as of April 30, 2020, by and among Battalion Oil Corporation, as borrower, Bank of Montreal, as administrative agent, and the lenders party thereto.
99.1	Press Release issued by Battalion Oil Corporation dated May 6, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Battalion Oil Corporation

May 6, 2020	By:	/s/ Ragan T. Altizer
	Name:	Ragan T. Altizer
	Title:	Executive Vice President, Chief Financial Officer and Treasurer